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                                                                  EXHIBIT 10.25

                                AMENDMENT NO.1

                                      To

                           ASSET PURCHASE AGREEMENT

                                    Between

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                                      And

                           ROAD BAY INVESTMENTS, LLC

   THIS FIRST AMENDMENT, dated as of September 25, 2009 (this "Amendment"), between Allstate Life Insurance Company of New York, a life insurance company domiciled in New York (together with its successors and assigns, the "Seller"), and Road Bay Investments, LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the "Purchaser"), amends that certain Asset Purchase Agreement, dated as of September 25, 2009 between Seller and Purchaser (the "Asset Purchase Agreement").

   WHEREAS, Purchaser and Seller entered into the Asset Purchase Agreement and now desire to amend it in the respects, but only in the respects, hereinafter set forth.

   NOW, THEREFORE, Purchaser and Seller hereby agree as follows:

   1. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement unless herein defined or the context shall otherwise require.

   2. Additional Definitions. Section 1.01 of the Asset Purchase Agreement is amended by adding the following:

   "Debt" means, without duplication, the Purchaser's liabilities for borrowed money; liabilities for the deferred purchase price of property (excluding accounts payable arising in the ordinary course of business but including, without imitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); capital lease obligations; all liabilities for borrowed money secured by any lien with respect to any property owned by the Purchaser (whether or not it has assumed or otherwise become liable for such liabilities); and any guaranty by the Purchaser with respect to such liabilities or obligations of another person or entity.

   "Existing Note" means any Note issued by the Purchaser to Seller on the first date written above.

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   "Total Assets" means, at any time, the total assets of the Purchaser which would be shown as assets on a balance sheet as of such time prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America.

   3. Exhibit A to the Asset Purchase Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

   4. Each Existing Note shall be surrendered by Seller to Purchaser, and for each such Existing Note surrendered, a new Note shall be issued in return by the Purchaser, for the same principal sum, with the same maturity date, and at the same interest rate as the Existing Note, but in other respects in the form of Exhibit A attached hereto. Each Note issued on or after the first date written above shall be governed and subject to the terms of the Asset Purchase Agreement, as may be amended from time to time.

   5. The Asset Purchase Agreement is amended by renumbering Articles V and VI as Articles VI and VII, respectively, and all article and section references are amended accordingly.

   6. The following is added as Article V of the Asset Purchase Agreement:

                                   ARTICLE V
                    RATIO OF DEBT TO TOTAL ASSETS COVENANT

   Until the Asset Purchase Agreement is terminated and all obligations of the Purchaser under the Asset Purchase Agreement and the Notes have been paid or performed in full, the Purchaser covenants and agrees that it will not directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Debt, unless on the date the Purchaser becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt, no Event of Default exists and the aggregate amount of its Debt does not exceed 50% of its Total Assets for its then most recently ended fiscal year.

   7. Section 6.01 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced by the following:

   Section 6.01 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) default is made in the payment of any installment of interest on the Notes when such interest becomes due and payable and such default continues for a period of 30 days,

          (b) default is made in the payment of the principal of the Notes when such principal becomes due and payable, or

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          (c) default is made in the performance of the covenant set forth in
       Article V of this Agreement, or any other part of this Agreement, as may be amended from time to time.

   8. Except as specifically amended hereby, the terms and conditions of the Asset Purchase Agreement shall remain unchanged. To the extent that the provisions of this Amendment No. 1 are inconsistent with those of the Asset Purchase Agreement, the terms of the Amendment No. 1 shall govern with respect to the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the first date written above.

                                           ALLSTATE LIFE INSURANCE COMPANY
                                           OF NEW YORK
                                           as Seller

                                           By:     -----------------------------
                                           Name: Michael T. Moran
                                           Title: Authorized Signatory

                                           By:     -----------------------------
                                           Name: David L. Kocourek
                                           Title: Authorized Signatory

                                           ROAD BAY INVESTMENTS, LLC
                                           as Purchaser

                                           By:     -----------------------------
                                           Name: John Carbone
                                           Title: Authorized Signatory

                                           By:     -----------------------------
                                           Name: P. Sean Giblin
                                           Title: Authorized Signatory

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                                   EXHIBIT A

                                 FORM OF NOTE

                                                                   [ISSUE DATE]

Road Bay Investments, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the "Company"), for value received hereby promises to pay to Allstate Life Insurance Company of New York ("ALNY"), or its assigns, the outstanding balance of the principal sum of
[                ] in cash on [STATED MATURITY DATE] and to pay interest
thereon semi-annually on the first day of April and October in each year, commencing [FIRST INTEREST DATE], at [RATE], until the principal hereof is paid in full, except that the final payment of any accrued and unpaid interest shall be concurrent with the final payment of principal. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All principal and interest shall be paid at the principal corporate office of the Company or such other place, which shall be acceptable to the Company, as the holder hereof shall designate in writing to the Company, in collected and immediately available funds in lawful money of the United States of America. Principal and interest shall be payable on the terms and conditions set forth below

       1. The Company covenants that if:

          (a) default is made in the payment of any installment of interest on this Note when such interest becomes due and payable and such default continues for a period of 30 days,

          (b) default is made in the payment of the principal of this Note when such principal becomes due and payable, or

          (c) default is made in the performance of the covenant set forth in
       Article V, or any other part of, that certain Agreement dated as of September 25, 2009 between the Company and ALNY, as may be amended from time to time,

   the Company will, upon demand by the holder of this Note, pay to it the entire outstanding principal amount of this Note, plus all accrued but unpaid interest, plus interest on such overdue principal and overdue interest at the interest rate borne by this Note; and, in addition thereof, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys' fees.

       2. Each payment made hereunder will be credited first to accrued but unpaid interest, if any, and the balance of such payment will be credited to the principal amount hereof.

       3. In the event that any payment of principal or interest on this Note is scheduled to be made on a day that is not a Business Day, then such payment shall be made on the next following Business Day and no additional interest shall accrue as a result of payment on such following Business Day. For the purpose of this paragraph,

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"Business Day" shall mean any day that is not a Saturday, Sunday, or any other day on which banking institutions in the State of Illinois are permitted or required by any applicable law to close.

       4. The Company's obligations under this Note are secured pursuant to that certain Pledge and Security Agreement dated as of September 25, 2009 between the Company and ALNY, as may be amended from time to time.

       5. The Company may prepay this Note, in part or in full, at any time. The Company shall prepay this Note upon disposition of the asset, or any real estate related to such asset, purchased by the Company with this Note.

       6. In the event the Company consolidates or merges into another entity or transfers substantially all of its assets to another entity, the entity into which the Company consolidates or merges or to which the assets of the Company are transferred must assume the liability of the Company hereunder.

       7. This Note shall be construed in accordance with, and governed by, the laws of the State of New York.

   IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name and attested to by its authorized officer, all as of the date first written above.

                                           ROAD BAY INVESTMENTS, LLC

                                           By:     -----------------------------
                                           Name:
                                           Title: Authorized Signatory

                                           By:     -----------------------------
                                           Name:
                                           Title: Authorized Signatory

Attest: